Exhibit T3B.168

MODIFICATION NO. TWO TO AGREEMENT OF LIMITED PARTNERSHIP

OF

CORTLANDT TOWN CENTER LIMITED PARTNERSHIP

THIS MODIFICATION NO. TWO TO AGREEMENT OF LIMITED PARTNERSHIP OF CORTLANDT TOWN CENTER LIMITED PARTNERSHIP (the “Partnership”), is made and entered into to be effective as of March 12, 2008, by and between Cortlandt Town Center, Inc., a New York corporation, and CBL & Associates Limited Partnership, a Delaware limited partnership (herein referred to as the “Partners”).

W I T N E S S E T H:

WHEREAS, the Partnership is governed by that certain Agreement of Limited Partnership (the “Original Agreement”) dated January 19, 1996; and

WHEREAS, the Original Agreement was amended by that certain Modification No One to Agreement of Limited Partnership dated February 26, 1996 (the “Modification”), wherein the name of the Partnership was changed to “Cortlandt Town Center Limited Partnership;” and

WHEREAS, the Partnership formerly owned that certain power strip center located in the City of Cortland, Cortland County, New York, known as “Cortlandt Town Center,” which was identified in Exhibit “A” attached to the Original Agreement; and

WHEREAS, by deed dated October 23, 2003, the Partnership conveyed its interest in Cortlandt Town Center to Galileo Cortlandt LLC, a New York limited liability company; and

WHEREAS, in connection with the sale of Cortlandt Town Center, the Partnership entered into a like-kind exchange agreement with Wachovia Bank, as qualified intermediary, wherein Cortlandt Town Center was designated as the relinquished property; and

WHEREAS, on February 13, 2004, the Partnership formed Volusia Mall, LLC, a Florida limited liability company; and

WHEREAS, on March 14, 2004, Volusia Mall, LLC acquired that certain shopping mall known as “Volusia Mall” located in Daytona Beach, Florida, and said property was identified as the “replacement property” for purposes of the like-kind exchange; and

WHEREAS, the Partners desire to modify the Original Agreement and the Modification to memorialize the foregoing property exchange.

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NOW, THEREFORE, the Partners hereby modify the Original Agreement by substituting Exhibit “A” to the Original Agreement with Exhibit “A” attached hereto reflecting the change in the Partnership’s Property.

Except as herein modified, the Original Agreement and the Modification shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Partners, in their respective capacities as the general partner and limited partner of the Partnership, have executed this Modification No. Two to be effective as of the date first referenced above.

PARTNERS:

GENERAL PARTNER:

CORTLANDT TOWN CENTER, INC.,
a New York corporation

By:	/s/ John N. Foy
Name:	John N. Foy
Title:	Vice Chairman & CFO

LIMITED PARTNER:

CBL & ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ John N. Foy
Name:	John N. Foy
Title:	Vice Chairman & CFO

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EXHIBIT “A”

[Description of Property]

One hundred percent (100%) of the membership interests in Volusia Mall, LLC, a Florida limited liability company, which is the owner of that certain shopping mall located in Daytona Beach, Florida and commonly known as “Volusia Mall”.

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MODIFICATION NO. THREE TO AGREEMENT OF LIMITED PARTNERSHIP

THIS MODIFICATION NO. THREE TO AGREEMENT OF LIMITED PARTNERSHIP (this “Modification No. Three”) is made and entered into to be effective as of June 19, 2009, by and between Volusia Mall GP, Inc. f/k/a Cortlandt Town Center, Inc., a New York corporation, and CBL & Associates Limited Partnership, a Delaware limited partnership (herein referred to as the “Partners”).

W I T N E S S E T H:

WHEREAS, Volusia Mall Limited Partnership, a New York limited partnership (the “Partnership”), is governed by that certain Agreement of Limited Partnership dated January 19, 1996, as amended by Modification No. One to Agreement of Limited Partnership dated February 26, 1996, and Modification No. Two to Agreement of Limited Partnership dated March 12, 2008 (collectively, the “Agreement”); and

WHEREAS, a Certificate of Amendment of the Certificate of Limited Partnership, which changed the name of the Partnership from Cortlandt Town Center Limited Partnership to Volusia Mall Limited Partnership, was filed with the New York Department of State on June 8, 2009; and

WHEREAS, the Partnership formerly owned one hundred percent (100%) of the membership interests in Volusia Mall, LLC, a Florida limited liability company (“Volusia Mall LLC”), which is the owner of that certain shopping mall located in Daytona Beach, Florida and commonly known as “Volusia Mall;” and

WHEREAS, by Assignment of even date herewith, the Partnership assigned and contributed all of the membership interest in Volusia Mall LLC to Volusia Mall Member SPE, LLC, a Delaware limited liability company which is wholly owned by the Partnership; and

WHEREAS, the Partners desire to modify the Agreement to recognize and document said name change and the change in the description of the Partnership’s property.

NOW, THEREFORE, the Partners hereby modify the Agreement and otherwise agree as follows:

1.	Property. The definition of “Property” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

“Property” shall mean all of the membership interests in Volusia Mall Member SPE, LLC, a Delaware limited liability.

#512901 VOLUSIA MALL LIMITED PARTNERSHIP F/K/A CORTLANDT TOWN CENTER LIMITED PARTNERSHIP 512901-3	1

2.	Exhibit “A”. Exhibit “A” to the Agreement is hereby modified and amended by substituting Exhibit “A” attached hereto.

3.	Partnership Name and General Partner’s Name.

a.	In each instance where the name of the Partnership appears in the Agreement, such reference shall refer to the name “Volusia Mall Limited Partnership.”

b.	In each instance where the name of the General Partner appears in the Agreement, such reference shall refer to the name “Volusia Mall GP, Inc.”

4.	No Other Change. Except as herein modified, the Agreement shall remain in full force and effect.

5.	Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

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#512901 VOLUSIA MALL LIMITED PARTNERSHIP F/K/A CORTLANDT TOWN CENTER LIMITED PARTNERSHIP	2

IN WITNESS WHEREOF, the undersigned Partners, in their respective capacities as the General Partner and Limited Partner of the Partnership, have executed this Modification No. Three to be effective as of the date first referenced above.

GENERAL PARTNER:

VOLUSIA MALL GP, INC.
f/k/a CORTLANDT TOWN CENTER, INC.,
a New York corporation

By:	/s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Sr. Vice President - Finance

LIMITED PARTNER:

CBL & ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Sr. Vice President - Finance

#512901 VOLUSIA MALL LIMITED PARTNERSHIP F/K/A CORTLANDT TOWN CENTER LIMITED PARTNERSHIP	3

EXHIBIT “A”

[Description of Property]

One hundred percent (100%) of the membership interest in Volusia Mall Member SPE, LLC, a Delaware limited liability company, which owns 100% of the membership interest in Volusia Mall, LLC, a Florida limited liability company, which is the owner of that certain shopping mall located in Daytona Beach, Florida and known as “Volusia Mall.”

#512901 VOLUSIA MALL LIMITED PARTNERSHIP F/K/A CORTLANDT TOWN CENTER LIMITED PARTNERSHIP	EXHIBIT A

ASSIGNMENT OF PARTNERSHIP INTERESTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), does hereby, as of September 10, 2012, assign, transfer and convey to LAUREL PARK RETAIL HOLDING LLC, a Michigan limited liability company (“Assignee”), the partnership interests (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Volusia Mall Limited Partnership, a New York limited partnership, together with any and all right, title and interest in any property, both real and personal, to which the Interests relate and any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Agreement of Limited Partnership of Volusia Mall Limited Partnership (formerly Cortlandt Town Center Limited Partnership) dated January 19, 1996, as amended by Modifications dated February 26, 1996, March 12, 2008 and June 19, 2009, and any other amendments thereto (collectively, the “Partnership Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the Partnership Agreement, as now in effect or hereafter amended, in the place and stead of Assignor.

Assignor represents and warrants to Assignee that (a) it has good, marketable and unencumbered title to the Interests, and (b) the persons executing this Assignment on behalf of the Assignor are authorized to do so and this Assignment, as executed and delivered by Assignor, will constitute a legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of the date first above written.

ASSIGNOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL Holdings I, Inc., its general partner

By:	/s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Executive Vice President - Chief Financial Officer

ACCEPTANCE

The Assignee hereby accepts the foregoing assignment of the Interests and agrees to be bound by and subject at all times to all of the terms and conditions of the Partnership Agreement as now in effect or hereafter amended, which Partnership Agreement is incorporated herein by reference.

This Acceptance is effective as of the date first above written.

ASSIGNEE:

LAUREL PARK RETAIL HOLDING, LLC

By:	CBL & Associates Limited Partnership, its Chief Manager

By:	CBL Holdings I, Inc., its general partner

By:	/s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Executive Vice President - Chief Financial Officer

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SCHEDULE A

A 99% limited partnership interest in Volusia Mall Limited Partnership, a New York limited partnership (the “Partnership”).

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ASSIGNMENT OF PARTNERSHIP INTEREST

(Volusia Mall Limited Partnership)

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged this 26th day of April, 2019, Laurel Park Retail Holding, LLC, a Michigan limited liability company (“Assignor”), does hereby assign, transfer and convey to CBL & Associates Limited Partnership, a Delaware limited partnership (“Assignee”), the partnership interest (the “Partnership Interest”) described in Schedule “A” attached hereto, standing in the name of Assignor on the books of VOLUSIA MALL LIMITED PARTNERSHIP, a New York limited partnership (“Volusia Mall LP”), together with any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Agreement of Limited Partnership of Volusia Mall Limited Partnership (formerly Cortlandt Town Center Limited Partnership) dated January 19, 1996, and all amendments thereto prior to the date hereof (the “Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the Agreement, as now in effect or hereafter amended, in the place and stead of Assignor.

Assignor certifies that it has full power to make this Assignment and that the Partnership Interest has not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

LAUREL PARK RETAIL HOLDING, LLC

By:	CBL & Associates Limited Partnership, its Chief Manager

By:	CBL Holdings I, Inc.
its general Partner

By:	/s/ Jeffery V. Curry
Jeffery V. Curry, Chief Legal Officer

SWH
Legal

The undersigned, as the general partner in Volusia Mall LP, hereby consents to the foregoing assignment of the Partnership Interest to Assignee and consents to the admission of Assignee as a limited partner of Volusia Mall LP.

VOLUSIA MALL GP, INC.,
a New York corporation

By:	/s/ Jeffery V. Curry
Jeffery V. Curry, Chief Legal Officer

SWH
Legal

ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Partnership Interest and agrees to be admitted to Volusia Mall LP as a limited partner of Volusia Mall LP and to be bound by and subject at all times to all of the terms and conditions of the Agreement as now in effect or hereafter amended, which Agreement is incorporated herein by reference.

DATED as of the 26th day of April, 2019.

ASSIGNEE:

CBL & ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited liability company

By:	CBL Holdings I, Inc,
its sole general partner

By:
Jeffery V. Curry, Chief Legal Officer

Legal

SCHEDULE “A”

A 99% limited partnership interest in Volusia Mall Limited Partnership, a New York limited partnership.